PARTICIPATION AGREEMENT

                                      among

                             THE LEGENDS FUND, INC.,

                           TOUCHSTONE SECURITIES, INC.

                                       and

                         COLUMBUS LIFE INSURANCE COMPANY

     THIS AGREEMENT, entered into as of the _____ day of January, 2001 by and among COLUMBUS LIFE INSURANCE COMPANY (hereinafter the "Company"), an Ohio corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), THE LEGENDS FUND, INC. (hereinafter the "Fund"), a Maryland corporation, and TOUCHSTONE SECURITIES, INC. (hereinafter the "Distributor"), a Nebraska corporation.

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, the capital stock of the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Fund is available to act as the investment vehicle for separate accounts established for both variable annuity contracts and variable life insurance policies (collectively, the "Variable Insurance Products"); and

     WHEREAS, the Variable Insurance Products are to be offered by insurance companies which have entered into participation agreements with the Fund and the Distributor (hereinafter "Participating Insurance Companies"); and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to one or more Variable Insurance Products; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain Variable Insurance Products ("Contracts"), and the Distributor is authorized to sell such shares to each Account at the net asset value of the respective Portfolios; and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act and has registered or will register the Contracts under the 1933 Act: and

     WHEREAS, Touchstone Advisors, Inc. ("Touchstone "), the investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities laws; and

     WHEREAS, the Distributor is registered as a broker dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

     WHEREAS, the Distributor serves as principal underwriter for Fund shares pursuant to a Distribution Agreement dated March 3, 2000 between the Distributor and the Fund.

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

ARTICLE I. Sale of Fund Shares

1.1. The Fund and the Distributor agree to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this
     Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading, except as otherwise permitted under the 1940 Act. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the

     Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3. The Fund and the Distributor agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public. The Fund and the Distributor agree that each participation agreement with a Participating Insurance Company will contain substantially identical terms as this Agreement, including in particular Articles l, lll, V, Vll and Sections 2.5 and 2.10 of Article ll of this Agreement.

1.4. The Fund and the Distributor agree that they will not sell Fund shares to any insurance company or its separate accounts other than the Company, Integrity Life Insurance Company and National Integrity Life Insurance Company, or their affiliates (including the Company), unless the Fund has obtained an order from the SEC granting Participating Insurance Companies exceptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rule 6e-3(T)(b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order").

1.5. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company and its Accounts, executing such requests on a daily basis, in a manner consistent with the provisions of Section 22(e) of the 1940 Act, at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, without any redemption charge. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day.

1.6. The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the Accounts listed on Schedule A shall be invested in the Fund, in such other funds advised by Touchtone as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Fund if (a) such other investment company, or the series thereof to be invested in, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Portfolios of the Fund (excluding any Portfolios for which the Company has terminated this Agreement pursuant to Section 10.1(b)); or (b) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Distributor prior to their signing this Agreement; or (c) the Fund and Distributor consent to the use of such other investment company or portfolio.

1.7. In the event of net purchases, the Company shall pay for Fund shares by 2:00 p.m. New York time on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section
     1.1 hereof. In the event of net redemptions, the Fund shall pay the redemption proceeds by 2:00 p.m. New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.5 hereof. All such payments shall be in federal funds transmitted by wire. For purpose of Section 2.9 and 2.10, upon receipt by a party of the federal funds so wired, such funds shall cease to be the responsibility of the other party and shall become the responsibility of the receiving party.

1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount or division of each Account.

1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on a Portfolio's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right with respect to each Portfolio to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company or its designee on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time. In the event that the Fund is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Portfolio shares. Such additional time shall be equal to the additional time which the Fund takes to make the net asset value available to the Company. If the Fund provides materially incorrect share net asset value information, the Fund shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.

1.10. Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. However, with respect to payment of the purchase price by the Company and of redemption of proceeds by the Fund, the Company and the Fund shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.6 hereof.

ARTICLE ll.  Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a separate account under Section 3907.15 of the Ohio Insurance Law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a unit investment trust for the Contracts.

2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Distributor.

2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4. The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts under applicable provisions of the Code, that it will make every effort to maintain such treatment and that it will notify the Fund and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future, subject to compliance with applicable requirements under federal and state law. The Fund may in the future adopt a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses (a "Rule 12b-1 Plan"). To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund will undertake to have the Board, a majority of whom are not interested persons of the Fund, formulate and approve any Rule 12b-1 Plan to finance distribution expenses.

2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states. The Distributor represent that its operations are and shall at all times remain in material compliance with all applicable laws to the extent required to perform this Agreement.

2.7. The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Fund shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act and the 1940 Act.

2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

2.9. The Fund and Distributor represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III. Prospectuses, Statements of Additional Information and Proxy Statements; Voting

3.1. The Fund shall provide to the Company such documentation (including a camera ready final copy of each prospectus or supplement thereto as set in type at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document (such printing to be at the Company's expense).

3.2. The Fund's prospectus shall state that the current statement of additional information for the Fund is available from the Distributor (or in the Fund's discretion, the prospectus shall state that such statement of additional information is available from the Fund), and the Distributor (or the Fund), at its expense, shall print, or otherwise reproduce, and provide such statement of additional information free of charge to the Company and to each Contract owner who requests such statement of additional information. At the request of the Company, the Fund shall provide to the Company a camera ready final copy of such statement of additional information.

3.3. The Fund shall promptly notify the Company of any anticipated amendments to the Fund's registration statement or supplements to the prospectus.

3.4. The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to stockholders and other communications to stockholders in such quantity as the Company shall reasonably require for distributing to Contract owners. At the request of the Company, the Fund shall provide a camera ready copy of such communication to the Company, which may combine such communication with a communication of the Company or the Accounts, which communications may be bound together. In such case the printing expenses of the combined communications shall be borne by the Company and the Fund in proportion to the number of pages for which they are respectively responsible.

3.5.      If and to the extent required by law, the Company shall

     (a)  solicit voting instructions from Contract owners;

     (b) vote Portfolio shares in accordance with instructions received from Contract owners: and

     (c) vote Portfolio shares for which no instructions have been received in the same proportion as shares of such Portfolio(s) for which instructions have been received;

     so long as, and to the extent that, the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Variable Insurance Products owners. The

     Company reserves the right to vote Fund shares held in any separate account in its own right to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies, and with the requirements of the 1940 Act.

3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, Section 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV.  Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee the text and, to the extent relevant, the graphic component of each piece of sales literature or other promotional material in which the Fund or its investment adviser or the Distributor is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within fifteen Business Days after receipt of such material.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement and prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Distributor, except with the permission of the Fund or the Distributor or the designee of either.

4.3. The Fund, Distributor, or their respective designees shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen Business Days after receipt of such material.

4.4. The Fund and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contact owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e.,, any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements prospectuses, statements of additional information, shareholder reports, and proxy materials.

ARTICLE V.  Fees and Expenses

5.1. The Fund and Distributor shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a Rule 12b-1 Plan to finance distribution expenses, then the Distributor may make payments to the Company or to the underwriter for the Contracts if and in amount agreed to by the Distributor in writing and such payments will be made out of existing fees otherwise payable to the Distributor, past profits of the Distributor or other resources available to the Distributor. No such payments shall be made directly by the Fund. Currently, no such payments are contemplated.

5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, except as otherwise provided herein. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the setting in type of, and the printing or other reproduction for each Contract owner of, the statement of additional information, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

5.3. The Company shall bear the expenses of printing and distributing the Fund's prospectus to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.

ARTICLE VI.  Diversification

6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with
     Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. The Fund shall promptly notify the Company of any breach by any Portfolio of this Article Vl.

ARTICLE VII.  Potential Conflicts

     From and after the date the Fund obtains a Shared Funding Exemptive Order, or begins serving as a funding medium for variable life insurance policies:

7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

7.3. If it is determined by a majority of the Board, or a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e,, annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Distributor and Fund shall continue to accept and implement orders by the Company on behalf of such Account for the purchase (and redemption) of shares of the Fund.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six (6) months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Distributor and Fund shall continue to accept and implement orders by the Company on behalf of such Account for the purchase (and redemption) of shares of the Fund.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six
     (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

ARTICLE Vlll. Indemnification

8.1.      Indemnification By The Company

          8.1(a). The Company agrees to indemnify and hold harmless the Fund and each of the members of the Board and Fund officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

                    (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                    (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with provisions of Sections 8.1 (b) and
                              8.1 (c) hereof.

          8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

          8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action, and to settle the claim at its own expense, provided however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulations referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2       Indemnification By The Distributor

          8.2(a). The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund, Distributor or persons under their control) or wrongful conduct of Fund or the Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Distributor; or

                    (iv) arise as a result of any failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

                    (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

          8.2(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

          8.2(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action, and to settle the claim at its own expense, provided however, that no such settlement shall, without the Indemnified Parties' written permission, include any factual stipulations referring to the Indemnified Parties or their conduct. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.2(d). The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

8.3.      Indemnification By the Fund

          8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, other than Affiliated persons (as defined in Section 2(a)(3) of the 1940 Act) of the Fund (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

                    (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article Vl of this Agreement); or

                    (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

          as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

          8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Distributor or each Account, whichever is applicable.

          8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action, and to settle the claim at its own expense, provided however, that no such settlement shall, without the Indemnified Parties' written permission, include any factual stipulations referring to the Indemnified Parties or their conduct. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.3(d). The Company and the Distributor agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order), and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1.     This Agreement shall terminate:

          (a) at the option of any party upon one year advance written notice to the other parties; provided, however such notice shall not be given earlier than one year following the date of this Agreement; or

          (b) at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of the Contracts as determined by the Company, provided however, that such termination shall apply only to the Portfolio(s) not reasonably available. Prompt notice of the election to terminate for such cause shall be furnished by the Company; or

          (c) at the option of the Fund in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, any state insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, with respect to the operation of any Account, or the purchase of the Fund shares, provided however, that the Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

          (d) at the option of the Company in the event that formal administrative proceedings are instituted against the Fund or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Distributor to perform its obligations under this Agreement; or

          (e) with respect to any Account, upon requisite vote of the Contract owners having an interest in such Account (or any subaccount or division) to substitute the shares of another investment company for the corresponding Portfolio shares in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to the Fund of the date of any proposed vote to replace the Portfolio's shares; or

          (f) at the option of the Company, in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

          (g) at the option of the Company, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

          (h) at the option of the Company, if the Fund fails to meet the diversification requirements specified in Article Vl hereof; or

          (i) at the option of either the Fund or the Distributor, if (1) the Fund or the Distributor, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Fund or the Distributor, (2) the Fund or the Distributor shall notify the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Fund or the Distributor shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

          (j) at the option of the Company, if (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund or the Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company, (2) the Company shall notify the Fund and the Distributor in writing of such determination and its intent to terminate the Agreement, and
               (3) after considering the actions taken by the Fund and/or the Distributor and any other changes in circumstances since the giving of such notice, such determination shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

          (k) at the option of either the Fund or the Distributor, if the Company gives the Fund and the Distributor the written notice specified in Section 1.6(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1(k) shall be effective forty five (45) days after the notice specified in Section 1.6(b) was given.

10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1 (a) may be exercised for any reason or for no reason.

10.3. Notice Requirement No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Furthermore,

     (a)  in the event that any termination is based upon the provisions of
          Article Vll, or the provision of Section 10.1(a), 10.1(b), 10.1(i), 10.1(j) or 10.1(k) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

     (b)  in the event that any termination is based upon the provisions of
          Section 10.1 (c), 10.1 (d), 10.1(e), 10.1(f), 10.1(g), or 10.1(h) of
          this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination.

10.4. Effect of Termination Notwithstanding any termination of this Agreement, the Fund and the Distributor shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article Vll and the effect of such Article Vll terminations shall be governed by Article Vll of this Agreement.

10.5. The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in each Account) except (a) as necessary to implement Contract Owner initiated transactions, (b) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter a "Legally Required Redemption"), or (c) upon termination of this Agreement with respect to one or more Portfolios. Upon request, the Company will promptly furnish to the Fund and the Distributor the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Distributor) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Distributor ninety (90) days notice of its intention to do so.

10.6. If for any reason the shares of any Portfolio are no longer to be made available, then, at the request of the Company, the Fund and the Distributor shall cooperate with the Company so that the provisions of
     Section 26(b) of the 1940 Act will be complied with as soon as reasonably practicable and substitution of an underlying funding medium accomplished without disruption of sales of securities to the Account or any subaccount or division thereof in connection with such Contracts.

10.7. Articles II and VIII and Sections 12.1, 12.6, and 12.7 shall survive termination of this Agreement.

ARTICLE XI. Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to, or when received by overnight or other delivery service by, a party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

            If to the Fund:          The Legends Fund, Inc.
                                     515 West Market Street, 8th Floor
                                     Louisville, KY  40202
                                     Attention: Kevin L. Howard

            If to the Company:       Columbus Life Insurance Company
                                     400 East Fourth Street
                                     Cincinnati, OH 45202
                                     Attention: General Counsel

            If to the Distributor:   Touchstone Securities, Inc.
                                     221 East Fourth Street
                                     Suite 300
                                     Cincinnati, OH 45202
                                     Attention: President

ARTICLE XII. Miscellaneous

12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable life insurance operations of the Company are being conducted in a manner consistent with the California Variable Life Insurance Regulations and any other applicable law or regulations.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.

                                            COLUMBUS LIFE INSURANCE COMPANY


                                            By:______________________________

                                            Title:___________________________




TOUCHSTONE SECURITIES, INC.                 THE LEGENDS FUND, INC.


By:______________________________           By:______________________________

Title:___________________________           Title:___________________________

                                   Schedule A

                                    Accounts

                                          Date of Resolution of Company's Board
Name of Account                           which Established the Account

Columbus Life Insurance Company
  Separate Account 1                      September 10, 1998

                                   Schedule B

                             Proxy Voting Procedures

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund by the Distributor, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by Columbus Life Insurance Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Company by the Distributor as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Distributor will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before the meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

     Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to the Fund as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of a proxy statement. The Distributor will provide at least one copy of the last Annual Report to the Company.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Legal Department of the Adviser or its affiliate must approve the Card before it is printed. Allow approximately 24 business days for printing information on the Cards. Information commonly found on the Cards includes:

     a.   name (legal name as found on account registration)
     b.   address

     c.   Fund or account number
     d.   coding to state number of units
     e.   individual Card number for use in tracking and verification of votes

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Fund or its counsel will develop and produce, and the Fund will pay for, the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to the Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of the envelope sent to Customers by the Company will include:

     a.   Voting Instruction Card(s)
     b.   One proxy notice and statement (one document)
     c. return envelope (postage pre-paid by the Company) addressed to the Company or its tabulation agent
     d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important.)
     e.   cover letter - optional, supplied by the Company

6. The above contents should be received by the Company approximately 3-5 business days before the mail date. The individual in charge at the Company reviews and approves the contents of the mailing package to ensure correctness and completeness. A copy of this approval is sent to the Fund or its counsel.

7.   Package mailed by the Company.

     * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Cards sorted on arrival by proposal into vote categories of all yes, no, or mixed replies, and data entry begun.

     Note: Postmarks are not generally needed. A need for postmark information would be due to a Company's internal procedure.

9. Signatures on Card checked against legal name on account registration which was printed or affixed on the Card.

     Note: For example, if the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Customer with an explanatory letter a new Card and a return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receive the tabulations stated in terms of a percentage and the number of shares.) The Fund or its counsel must review and approve tabulation format.

13. Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. New York Time. The Fund or its counsel may request an earlier deadline if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16. All approvals and "signing-off" may be done orally, but must always be followed up in writing.